Exhibit 10.59

SECOND AMENDED AND RESTATED GUARANTY

This Second Amended and Restated Guaranty dated as of February 28, 2006 is made by ELDORADO CAPITAL CORP., a Nevada corporation, together with each other Person who may become a party hereto pursuant to Section 19 of this Guaranty (each a “Guarantor” and collectively “Guarantors”), jointly and severally, in favor of Bank of America, N.A., as Administrative Agent for the ratable benefit of the Banks that are party to the Loan Agreement referred to below, and the Lender referred to below, with reference to the following facts:

RECITALS

A. Pursuant to the Third Amended and Restated Loan Agreement dated as of February 28, 2006 among Eldorado Resorts LLC, a Nevada limited liability company (“Borrower”), each lender from time to time party hereto (collectively, the “Banks” and individually, a “Bank”), and Bank of America, N.A., as Issuing Bank and Administrative Agent (as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended, the “Loan Agreement”), certain credit facilities are being made available to Borrower.

B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Guaranty to amend and restate the Amended and Restated Guaranty dated as of June 29, 2001, entered into by Guarantors in connection with the Existing Loan Agreement, and to guaranty the Guarantied Obligations as hereinafter provided.

C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower.

AGREEMENT

NOW, THEREFORE, in order to induce Lender to continue to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

1. Definitions. This Guaranty is the Guaranty referred to in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

“Guarantied Obligations” means all Obligations of Borrower or any Party at any time and from time to time owed to Lender under the Loan Agreement and the other Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, any Guarantor or any other Person.

“Lender” means the Administrative Agent (for itself and in its capacity as Administrative Agent), the Issuing Bank, the Banks, any party to an Approved Swap Agreement that is an Affiliate of a Bank, and each of them, and any one or more of them. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of Lender may be exercised by the Administrative Agent, or by the Majority Banks, or by any Bank acting with the consent of the Majority Banks.

“Guaranty” means this Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Guarantors become party hereto.

2. Guaranty of Guarantied Obligations. Guarantors hereby, jointly and severally, irrevocably, unconditionally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

5. Subordination of Indebtedness of Borrower to Guarantors to the Guarantied Obligations. Each Guarantor agrees that:

(a) Any indebtedness of Borrower now or hereafter owed to such Guarantor hereby is subordinated to the Guarantied Obligations.

(b) If Lender so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for Lender and shall be paid over to Lender in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Guaranty.

(c) Should such Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to such Guarantor and pay the proceeds thereof to Lender in accordance with Section 5(b) hereof, Lender as such Guarantor’s attorney-in-fact may do such acts and sign such documents in such Guarantor’s name as Lender considers necessary or desirable to effect such collection, enforcement and/or payment.

6. Statutes of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

7. Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which such Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently as to any Guarantor and independently of any other remedy or security Lender at any time may have or hold in connection with the Guarantied Obligations. Each Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower, and agrees that Lender may proceed against Borrower, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Borrower and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Guarantor agrees that Lender and Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Lender’s rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty with respect to Guarantors at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrower or any other Person, (e) except as otherwise provided in this Guaranty, any failure of Lender to give notice of sale or other disposition of Collateral to any Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraphs 40.495(2) and 40.495(4) of the Nevada Revised Statutes (“NRS”), the benefits of the one-action rule under NRS Section 40.430, or (q) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

8. Condition of Borrower and its Subsidiaries. Each Guarantor represents and warrants to Lender that such Guarantor has established adequate means of obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and such Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of such Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of Lender on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor expressly waives any defenses to the enforcement of this Guaranty or any rights of Lender created or granted hereby or to the recovery by Lender against Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Guarantor or may preclude such Guarantor from obtaining reimbursement or contribution from Borrower. Each Guarantor expressly waives any defenses or benefits that may be derived from NRS Section 40.430 and judicial decisions relating thereto, any provision of Nevada Law which is comparable to California Code of Civil Procedure §§ 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under Nevada Law or other applicable Law. Each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and such Guarantor’s or any other Person’s failure to receive any such notice shall not impair or affect such Guarantor’s Obligations or the enforceability of this Guaranty or any rights of Lender created or granted hereby.

10. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a Party, each Guarantor hereby expressly waives with respect to Borrower and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrower or any surety for Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which such Guarantor may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this Guaranty or any other Loan Document to which such Guarantor is a party. Each Guarantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against such Guarantor by Borrower (as borrower or in any other capacity), Lender or any other such Person. Each Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect such Guarantor’s liability hereunder, under any other Loan Document to which such Guarantor is a party, or the enforceability hereof or thereof.

11. Understandings With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against Borrower, Lender or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

12. Representations and Warranties. Each Guarantor hereby makes each and every representation and warranty applicable to such Guarantor set forth in Article 4 of the Loan Agreement as if set forth in full herein.

13. Costs and Expenses. Guarantors jointly and severally agree to pay to Lender all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements (including the reasonably allocated cost of legal counsel employed by Lender), incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Lender by Guarantors, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

14. Construction of this Guaranty. This Guaranty is intended to give rise to absolute and unconditional obligations on the part of Guarantors; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the contrary, this Guaranty shall be construed strictly in favor of Lender in order to accomplish its stated purpose.

15. Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of each Guarantor hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a “fraudulent transfer”, “fraudulent conveyance”, or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor’s liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part shall not affect the continuing liability of each Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17. Arbitration Reference.

(a) Mandatory Arbitration. Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Guaranty, the other Loan Documents or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association (“AAA”). Except to the extent waived by any party, the arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b) Real Property Collateral. Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Lender which is secured by real property collateral.

(c) Provisional Remedies, Self-Help and Foreclosure. No provision of this section shall limit the right of any party to this Guaranty to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Majority Banks’ option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

18. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE CONFLICT OF LAWS OR CHOICE OF LAW PRINCIPLES THEREOF.

19. Joinder. Any Person may become a Guarantor under and become bound by the terms and conditions of this Guaranty by executing and delivering to the Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A accompanied by such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

20. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

“Guarantor”

ELDORADO CAPITAL CORP., a Nevada corporation

By:	/s/ Donald L. Carano
Name:	Donald L. Carano
Title:	President

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Chris M. Levine
Name:	Chris M. Levine
Title:	Assistant Vice President

[Signature page –

Second Amended and Restated Guaranty]

EXHIBIT A

TO

SECOND AMENDED AND RESTATED GUARANTY

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                     ,     , by                                        , a                                                             (“Joining Party”), and delivered to Bank of America, N.A., as Administrative Agent, pursuant to the Second Amended and Restated Guaranty dated as of February 28, 2006 made by each Guarantor party thereto in favor of the Lender (as defined therein) (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Guaranty”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

RECITALS

a) The Guaranty was made by the Guarantors in favor of the Administrative Agent, the Issuing Bank and the Banks that are parties to that certain Third Amended and Restated Loan Agreement dated as of February 28, 2006, by and among the Eldorado Resorts, LLC (“Borrower”), the Banks party thereto from time to time, and the Administrative Agent (as amended, extended, renewed, supplement, modified or extended from time to time, the “Loan Agreement”).

b) Joining Party has become a Significant Subsidiary that is required pursuant to Section 5.12 of the Loan Agreement to become a Guarantor under the terms and conditions of the Guaranty.

c) Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Loan Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

1. By this Joinder, Joining Party becomes a “Guarantor” under and pursuant to Section 19 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Guarantied Obligations as further set forth therein, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

2. The effective date of this Joinder is                     ,     .

“Joining Party”

,

a

By:
Name:
Title:

ACKNOWLEDGED:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title: